Exhibit 99.2

Legal Matters

Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby and certain U.S. federal income tax matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.